TERMS SUPPLEMENT NO. 50 dated December 2, 2009
To Prospectus Supplement and Prospectus dated February 5, 2007 and
Product Supplement No. 2 dated September 7, 2007
Relating to the Eksportfinans ASA U.S. Medium-Term Note Program

Filed Pursuant to Rule 433 Registration Statement No. 333-140456

EKSPORTFINANS ASA

Reverse Exchangeable Securities with Contingent Downside Protection

$[ • ] [13.00-14.00]% Enhanced Yield Securities linked to the common stock of Bank of America Corporation due April 1, 2010

$[ • ] [9.00-10.00]% Enhanced Yield Securities linked to the common stock of JPMorgan Chase & Co. due July 1, 2010

$[ • ] [13.00-14.00]% Enhanced Yield Securities linked to the common stock of MetLife, Inc. due July 1, 2010

$[ • ] [10.50-11.50]% Enhanced Yield Securities linked to the common stock of Research In Motion Limited due July 1, 2010

$[ • ] [9.50-10.50]% Enhanced Yield Securities linked to the common stock of Schlumberger Limited due July 1, 2010

Offering Information

Offerings:

This terms supplement relates to five separate offerings of securities, each of which is linked to one, and only one, Underlying Stock. You may participate in any or all of the security offerings. This terms supplement does not, however, allow you to purchase a security linked to a basket of more than one or all of the Underlying Stocks described below.

Issuer:	Eksportfinans ASA

Underlying Stock:	The Underlying Stock for each security offering will be the common stock of the issuers as set forth in the table below:

	Underlying Stock (for each of the security offerings)	CUSIP No.	Relevant Exchange	Ticker Symbol
	Bank of America Corporation	060505104	NYSE	BAC
	JPMorgan Chase & Co.	46625H100	NYSE	JPM
	MetLife, Inc.	59156R108	NYSE	MET
	Research In Motion Limited	760975102	NASDAQ	RIMM
	Schlumberger Limited	806857108	NYSE	SLB

Agent:	Wells Fargo Securities, LLC

Principal Amount per security:	$1,000.00

Issue Price per security:	100.00%

Maturity Date:	Securities linked to Bank of America Corporation		April 1, 2010

	Securities linked to JPMorgan Chase & Co.	July 1, 2010
	Securities linked to MetLife, Inc.	July 1, 2010
	Securities linked to Research In Motion Limited	July 1, 2010
	Securities linked to Schlumberger Limited	July 1, 2010

Valuation Date: (as further	Securities linked to Bank of America Corporation	March 25, 2010
described in product supplement	Securities linked to JPMorgan Chase & Co.	June 24, 2010
no. 2)	Securities linked to MetLife, Inc.	June 24, 2010
	Securities linked to Research In Motion Limited	June 24, 2010
	Securities linked to Schlumberger Limited	June 24, 2010

Interest:	Securities linked to Bank of America Corporation, expected to be [13.00-14.00]% per annum (to be determined on the trade date), payable monthly.

Securities linked to JPMorgan Chase & Co., expected to be [9.00-10.00]% per annum (to be determined on the trade date), payable monthly.

Securities linked to MetLife, Inc., expected to be [13.00-14.00]% per annum (to be determined on the trade date), payable monthly.

Securities linked to Research In Motion Limited, expected to be [10.50-11.50]% per annum (to be determined on the trade date), payable monthly.

Securities linked to Schlumberger Limited, expected to be [9.50-10.50]% per annum (to be determined on the trade date), payable monthly.

Interest Payment Dates:	Securities linked to Bank of America Corporation	1st of each month, starting February 1, 2010, to and including the Maturity Date
	Securities linked to JPMorgan Chase & Co.	1st of each month, starting February 1, 2010, to and including the Maturity Date
	Securities linked to MetLife, Inc.	1st of each month, starting February 1, 2010, to and including the Maturity Date
	Securities linked to Research In Motion Limited	1st of each month, starting February 1, 2010, to and including the Maturity Date
	Securities linked to Schlumberger Limited	1st of each month, starting February 1, 2010, to and including the Maturity Date

Initial Stock Price:	Securities linked to Bank of America Corporation	$[ • ]
	Securities linked to JPMorgan Chase & Co.	$[ • ]
	Securities linked to MetLife, Inc.	$[ • ]
	Securities linked to Research In Motion Limited	$[ • ]
	Securities linked to Schlumberger Limited	$[ • ]

Knock-in Price:	Securities linked to Bank of America Corporation:
$[ • ], the price that is 25.00% below the initial stock price.

Securities linked to JPMorgan Chase & Co.:
$[ • ], the price that is 25.00% below the initial stock price.

Securities linked to MetLife, Inc.:
$[ • ], the price that is 25.00% below the initial stock price.

Securities linked to Research In Motion Limited:
$[ • ], the price that is 30.00% below the initial stock price.

Securities linked to Schlumberger Limited:
$[ • ], the price that is 25.00% below the initial stock price.

Share Amount:	Securities linked to Bank of America Corporation	[ • ]
	Securities linked to JPMorgan Chase & Co.	[ • ]
	Securities linked to MetLife, Inc.	[ • ]
	Securities linked to Research In Motion Limited	[ • ]
	Securities linked to Schlumberger Limited	[ • ]

Exchange Listing:	None

Trade Date:	•, 2009

Expected Original Issue Date:	•, 2009

CUSIP Number:		CUSIP No.
	Securities linked to Bank of America Corporation	[ • ]
	Securities linked to JPMorgan Chase & Co.	[ • ]
	Securities linked to MetLife, Inc.	[ • ]
	Securities linked to Research In Motion Limited	[ • ]
	Securities linked to Schlumberger Limited	[ • ]

Securities linked to Bank of American Corporation	Per Security	Total
Public Offering Price	$•	$•
Underwriting Discount and Commission	$•	$•
Proceeds to Eksportfinans ASA	$•	$•

Securities linked to JPMorgan Chase & Co.	Per Security	Total
Public Offering Price	$•	$•
Underwriting Discount and Commission	$•	$•
Proceeds to Eksportfinans ASA	$•	$•

Securities Linked to MetLife, Inc.	Per Security	Total
Public Offering Price	$•	$•
Underwriting Discount and Commission	$•	$•
Proceeds to Eksportfinans ASA	$•	$•

Securities linked to Research In Motion Limited	Per Security	Total
Public Offering Price	$•	$•
Underwriting Discount and Commission	$•	$•
Proceeds to Eksportfinans ASA	$•	$•

Securities linked to Schlumberger Limited	Per Security	Total
Public Offering Price	$•	$•
Underwriting Discount and Commission	$•	$•
Proceeds to Eksportfinans ASA	$•	$•

Additional terms specific to the securities

     Eksportfinans ASA has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offerings to which this terms supplement relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to these offerings that Eksportfinans ASA has filed with the SEC for more complete information about Eksportfinans ASA and these offerings. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Eksportfinans ASA, any agent or any dealer participating in these offerings will arrange to send you the prospectus, each prospectus supplement, product supplement no. 2 and this terms supplement if you so request by calling toll-free 1-888-215-4145 or 1-212-214-6282.

     You should read this terms supplement together with the prospectus dated February 5, 2007, as supplemented by the prospectus supplement dated February 5, 2007 relating to our medium-term notes of which these securities are a part, and the more detailed information contained in product supplement no. 2 dated September 7, 2007. This terms supplement, together with these documents, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk factors” in the accompanying product supplement no. 2 and the accompanying prospectus supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

     You may access these documents on the SEC Web site at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Web site):

http://www.sec.gov/Archives/edgar/data/700978/000095012307012382/u53557e424b2.htm

     Our Central Index Key, or CIK, on the SEC Web site is 700978. As used in this terms supplement, the “Company,” “we,” “us,” or “our” refers to Eksportfinans ASA.

Selected risk considerations

     An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Underlying Stocks. These risks are explained in more detail in the “Risk factors” sections of the accompanying product supplement no. 2 dated September 7, 2007 and the accompanying prospectus supplement.

     No guaranteed return of principal. With an investment in the securities, you bear the risk of losing some or all of the value of your principal if a knock-in event occurs during the term of the securities and the final stock price is less than the initial stock price. Under these circumstances, at maturity, for each security you hold, the maturity payment amount that you will receive will be shares of the applicable Underlying Stock, which represents the number of shares of the applicable Underlying Stock equal to the share amount multiplied by the share multiplier. In these circumstances, you will lose some or all of the value of the principal amount of your securities and receive shares of the applicable Underlying Stock instead of a cash payment.

     Yield may be lower. The yield that you will receive on your securities, which could be negative, may be less than the return you could earn on other investments. Even if your yield is positive, your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security with the same maturity date.

     Relationship to the Underlying Stocks. You will have no rights against any of the Underlying Stock Issuers even though the market value of the securities and the amount you will receive at maturity depend on the performance of the applicable Underlying Stock. The Underlying Stock Issuers are not involved in the offering of the securities and have no obligations relating to the securities. In addition, you will not receive any dividend payments or other distributions on any of the Underlying Stocks, and as a holder of the securities, you will not have voting rights or any other rights that holders of the Underlying Stocks may have.

     No active trading market. The securities will not be listed or displayed on any securities exchange, the Nasdaq National Market or any electronic communications network. There can be no assurance that a liquid trading market will develop for the securities. The development of a trading market for the securities will depend on our financial performance and other factors such as the market price of any of the Underlying Stocks. Even if a secondary market for the securities develops, it may not provide significant liquidity and transaction costs in any secondary market could be high.

     Potential conflicts of interest. Wells Fargo Securities, LLC or its affiliates may presently or from time to time engage in business that may adversely affect the price of the securities, including hedging activities. In addition, the inclusion of commissions and projected profits from hedging in the original issue price is likely to adversely affect secondary market prices. In the course of business, Wells Fargo Securities, LLC or its affiliates may acquire non-public information relating to any of the Underlying Stock Issuers and, in addition, one or more affiliates of Wells Fargo Securities, LLC may publish research reports about any of the Underlying Stock Issuers. Neither we nor Wells Fargo Securities, LLC make any representation to any purchasers of the securities regarding any matters whatsoever relating to any of the Underlying Stock Issuers.

Hypothetical returns

     The following table illustrates the hypothetical maturity payment amount and corresponding hypothetical return at maturity per security (in each case, including interest payments), for a range of hypothetical final stock prices and the corresponding hypothetical price return of each of the Underlying Stocks and whether or not a knock-in event has occurred.

     The tables below assume no market disruption event, antidilution adjustments or settlement disruption event occurs. Also, the hypothetical rates of return shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to the securities, tax liabilities could affect the after-tax rate of return on the securities to a comparatively greater extent than the after-tax return on each of the Underlying Stocks.

Securities linked to Bank of America Corporation

The examples are based on the following hypothetical terms:

  a hypothetical initial stock price of $15.47;

  a hypothetical knock-in price of $11.603;

  an interest rate of 13.50%; and

  an investment term of 99 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this terms supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)
$7.74	-50.00%	-46.29%	$537.13	-	-
$8.51	-45.00%	-41.29%	$587.13	-	-
$9.28	-40.00%	-36.29%	$637.13	-	-
$10.06	-35.00%	-31.29%	$687.13	-	-
$10.83	-30.00%	-26.29%	$737.13	-	-
$11.603(2)	-25.00%	-21.29%	$787.13	-	-
$12.376	-20.00%	-16.29%	$837.13	3.71%	$1,037.13
$13.15	-15.00%	-11.29%	$887.13	3.71%	$1,037.13
$13.92	-10.00%	-6.29%	$937.13	3.71%	$1,037.13
$14.70	-5.00%	-1.29%	$987.13	3.71%	$1,037.13
$15.47(3)	0.00%	3.71%	$1,037.13	3.71%	$1,037.13
$16.24	5.00%	3.71%	$1,037.13	3.71%	$1,037.13
$17.02	10.00%	3.71%	$1,037.13	3.71%	$1,037.13
$17.79	15.00%	3.71%	$1,037.13	3.71%	$1,037.13
$18.56	20.00%	3.71%	$1,037.13	3.71%	$1,037.13
$19.34	25.00%	3.71%	$1,037.13	3.71%	$1,037.13
$20.11	30.00%	3.71%	$1,037.13	3.71%	$1,037.13
$20.88	35.00%	3.71%	$1,037.13	3.71%	$1,037.13
$21.66	40.00%	3.71%	$1,037.13	3.71%	$1,037.13
$22.43	45.00%	3.71%	$1,037.13	3.71%	$1,037.13
$23.21	50.00%	3.71%	$1,037.13	3.71%	$1,037.13

(1)	The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a hypothetical 99-day investment term and, in the case of the applicable Underlying Stock, do not take into account dividends, if any, paid on the applicable Underlying Stock or any transaction fees and expenses.
(2)	This is the hypothetical knock-in price.
(3)	This is the hypothetical initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of 13.50% Enhanced Yield Securities vs. Bank of America Corporation*

* Assumes an interest rate of 13.50% per annum and a 99-day term.

Securities linked to JPMorgan Chase & Co.

The examples are based on the following hypothetical terms:

  a hypothetical initial stock price of $41.33;

  a hypothetical knock-in price of $30.998;

  an interest rate of 9.50%; and

  an investment term of 189 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this terms supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)
$20.67	-50.00%	-45.01%	$549.88	-	-
$22.73	-45.00%	-40.01%	$599.88	-	-
$24.80	-40.00%	-35.01%	$649.88	-	-
$26.86	-35.00%	-30.01%	$699.88	-	-
$28.93	-30.00%	-25.01%	$749.88	-	-
$30.998(2)	-25.00%	-20.01%	$799.88	-	-
$33.064	-20.00%	-15.01%	$849.88	4.99%	$1,049.88
$35.13	-15.00%	-10.01%	$899.88	4.99%	$1,049.88
$37.20	-10.00%	-5.01%	$949.88	4.99%	$1,049.88
$39.26	-5.00%	-0.01%	$999.88	4.99%	$1,049.88
$41.33(3)	0.00%	4.99%	$1,049.88	4.99%	$1,049.88
$43.40	5.00%	4.99%	$1,049.88	4.99%	$1,049.88
$45.46	10.00%	4.99%	$1,049.88	4.99%	$1,049.88
$47.53	15.00%	4.99%	$1,049.88	4.99%	$1,049.88
$49.60	20.00%	4.99%	$1,049.88	4.99%	$1,049.88
$51.66	25.00%	4.99%	$1,049.88	4.99%	$1,049.88
$53.73	30.00%	4.99%	$1,049.88	4.99%	$1,049.88
$55.80	35.00%	4.99%	$1,049.88	4.99%	$1,049.88
$57.86	40.00%	4.99%	$1,049.88	4.99%	$1,049.88
$59.93	45.00%	4.99%	$1,049.88	4.99%	$1,049.88
$62.00	50.00%	4.99%	$1,049.88	4.99%	$1,049.88

(1)	The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a hypothetical 189-day investment term and, in the case of the applicable Underlying Stock, do not take into account dividends, if any, paid on the applicable Underlying Stock or any transaction fees and expenses.
(2)	This is the hypothetical knock-in price.
(3)	This is the hypothetical initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of 9.50% Enhanced Yield Securities vs. JPMorgan Chase & Co.*

Enhanced Yield Securities - Knock-In Event has Occurred
Enhanced Yield Securities - Knock-In Event has not Occurred
$1,000 Invested in Underlying Stock
Security Payout at Maturity
$1,400.00
$1,300.00
$1,200.00
$1,100.00
$1,000.00
$900.00
$800.00
$700.00
$600.00
-40.0%
-30.0%
-20.0%
-10.0%
0.0%
10.0%
20.0%
30.0%
40.0%
Underlying Stock Return at Maturity

* Assumes an interest rate of 9.50% per annum and a 189-day term.

Securities linked to MetLife, Inc.

The examples are based on the following hypothetical terms:

  a hypothetical initial stock price of $33.28;

  a hypothetical knock-in price of $24.96;

  an interest rate of 13.50%; and

  an investment term of 189 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this terms supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)
$16.64	-50%	-42.91%	$570.88	-	-
$18.30	-45%	-37.91%	$620.88	-	-
$19.97	-40%	-32.91%	$670.88	-	-
$21.63	-35%	-27.91%	$720.88	-	-
$23.30	-30%	-22.91%	$770.88	-	-
$24.96(2)	-25%	-17.91%	$820.88	-	-
$26.62	-20%	-12.91%	$870.88	7.09%	$1,070.88
$28.29	-15%	-7.91%	$920.88	7.09%	$1,070.88
$29.95	-10%	-2.91%	$970.88	7.09%	$1,070.88
$31.62	-5%	2.09%	$1,020.88	7.09%	$1,070.88
$33.28(3)	0%	7.09%	$1,070.88	7.09%	$1,070.88
$34.94	5%	7.09%	$1,070.88	7.09%	$1,070.88
$36.61	10%	7.09%	$1,070.88	7.09%	$1,070.88
$38.27	15%	7.09%	$1,070.88	7.09%	$1,070.88
$39.94	20%	7.09%	$1,070.88	7.09%	$1,070.88
$41.60	25%	7.09%	$1,070.88	7.09%	$1,070.88
$43.26	30%	7.09%	$1,070.88	7.09%	$1,070.88
$44.93	35%	7.09%	$1,070.88	7.09%	$1,070.88
$46.59	40%	7.09%	$1,070.88	7.09%	$1,070.88
$48.26	45%	7.09%	$1,070.88	7.09%	$1,070.88
$49.92	50%	7.09%	$1,070.88	7.09%	$1,070.88

(1)	The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a hypothetical 189-day investment term and, in the case of the applicable Underlying Stock, do not take into account dividends, if any, paid on the applicable Underlying Stock or any transaction fees and expenses.
(2)	This is the hypothetical knock-in price.
(3)	This is the hypothetical initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of 13.50% Enhanced Yield Securities vs. MetLife, Inc.*

* Assumes an interest rate of 13.50% per annum and a 189-day term.

Securities linked to Research In Motion Limited

The examples are based on the following hypothetical terms:

  a hypothetical initial stock price of $58.14;

  a hypothetical knock-in price of $40.698;

  an interest rate of 11.00%; and

  an investment term of 189 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this terms supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)
$29.07	-50.00%	-44.23%	$557.75	-	-
$31.98	-45.00%	-39.23%	$607.75	-	-
$34.88	-40.00%	-34.23%	$657.75	-	-
$37.79	-35.00%	-29.23%	$707.75	-	-
$40.698(2)	-30.00%	-24.23%	$757.75	-	-
$43.61	-25.00%	-19.23%	$807.75	5.78%	$1,057.75
$46.512	-20.00%	-14.23%	$857.75	5.78%	$1,057.75
$49.42	-15.00%	-9.23%	$907.75	5.78%	$1,057.75
$52.33	-10.00%	-4.23%	$957.75	5.78%	$1,057.75
$55.23	-5.00%	0.77%	$1,007.75	5.78%	$1,057.75
$58.14(3)	0.00%	5.77%	$1,057.75	5.78%	$1,057.75
$61.05	5.00%	5.78%	$1,057.75	5.78%	$1,057.75
$63.95	10.00%	5.78%	$1,057.75	5.78%	$1,057.75
$66.86	15.00%	5.78%	$1,057.75	5.78%	$1,057.75
$69.77	20.00%	5.78%	$1,057.75	5.78%	$1,057.75
$72.68	25.00%	5.78%	$1,057.75	5.78%	$1,057.75
$75.58	30.00%	5.78%	$1,057.75	5.78%	$1,057.75
$78.49	35.00%	5.78%	$1,057.75	5.78%	$1,057.75
$81.40	40.00%	5.78%	$1,057.75	5.78%	$1,057.75
$84.30	45.00%	5.78%	$1,057.75	5.78%	$1,057.75
$87.21	50.00%	5.78%	$1,057.75	5.78%	$1,057.75

(1)	The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a hypothetical 189-day investment term and, in the case of the applicable Underlying Stock, do not take into account dividends, if any, paid on the applicable Underlying Stock or any transaction fees and expenses.
(2)	This is the hypothetical knock-in price.
(3)	This is the hypothetical initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of 11.00% Enhanced Yield Securities vs. Research In Motion Limited*

* Assumes an interest rate of 11.00% per annum and a 189-day term.

Securities linked to Schlumberger Limited

The examples are based on the following hypothetical terms:

  a hypothetical initial stock price of $63.14;

  a hypothetical knock-in price of $47.355;

  an interest rate of 10.00%; and

  an investment term of 189 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this terms supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)
$31.57	-50.00%	-44.75%	$552.50	-	-
$34.73	-45.00%	-39.75%	$602.50	-	-
$37.88	-40.00%	-34.75%	$652.50	-	-
$41.04	-35.00%	-29.75%	$702.50	-	-
$44.20	-30.00%	-24.75%	$752.50	-	-
$47.355(2)	-25.00%	-19.75%	$802.50	-	-
$50.512	-20.00%	-14.75%	$852.50	5.25%	$1,052.50
$53.67	-15.00%	-9.75%	$902.50	5.25%	$1,052.50
$56.83	-10.00%	-4.75%	$952.50	5.25%	$1,052.50
$59.98	-5.00%	0.25%	$1,002.50	5.25%	$1,052.50
$63.14(3)	0.00%	5.25%	$1,052.50	5.25%	$1,052.50
$66.30	5.00%	5.25%	$1,052.50	5.25%	$1,052.50
$69.45	10.00%	5.25%	$1,052.50	5.25%	$1,052.50
$72.61	15.00%	5.25%	$1,052.50	5.25%	$1,052.50
$75.77	20.00%	5.25%	$1,052.50	5.25%	$1,052.50
$78.93	25.00%	5.25%	$1,052.50	5.25%	$1,052.50
$82.08	30.00%	5.25%	$1,052.50	5.25%	$1,052.50
$85.24	35.00%	5.25%	$1,052.50	5.25%	$1,052.50
$88.40	40.00%	5.25%	$1,052.50	5.25%	$1,052.50
$91.55	45.00%	5.25%	$1,052.50	5.25%	$1,052.50
$94.71	50.00%	5.25%	$1,052.50	5.25%	$1,052.50

(1)	The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a hypothetical 189-day investment term and, in the case of the applicable Underlying Stock, do not take into account dividends, if any, paid on the applicable Underlying Stock or any transaction fees and expenses.
(2)	This is the hypothetical knock-in price.
(3)	This is the hypothetical initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of 10.00% Enhanced Yield Securities vs. Schlumberger Limited*

* Assumes an interest rate of 10.00% per annum and a 189-day term.

The Underlying Stocks

The Underlying Stock Issuers

     Provided below is a brief description of the Underlying Stock Issuers obtained from publicly available information published by the Underlying Stock Issuers. Neither we nor Wells Fargo Securities, LLC make any representation to any purchasers of the securities regarding any matters whatsoever relating to the Underlying Stock Issuers. Any prospective purchaser of the securities should undertake an independent investigation of the Underlying Stock Issuers as in its judgment is appropriate to make an informed decision regarding an investment in the securities.

     Each of the Underlying Stocks is registered under the U.S. Securities Exchange Act of 1934, as amended (the Exchange Act). Companies with securities registered under the Exchange Act are required to file periodically financial and other information specified by the SEC. Information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates. In addition, information filed by each of the Underlying Stock Issuers with the SEC electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov.

     According to its publicly available documents, Bank of America Corporation is a Delaware corporation, a bank holding company and a financial holding company. Bank of America Corporation provides a diversified range of banking and non-banking financial services and products through six business segments: Deposits, Global Card Services, Home Loans & Insurance, Global Banking, Global Markets and Global Wealth and Investment Management. Information filed with the SEC by Bank of America Corporation under the Exchange Act can be located by reference to SEC file number 001-06523.

     According to its publicly available documents, JPMorgan Chase & Co. is a financial holding company incorporated under Delaware law in 1968. JPMorgan Chase & Co. is one of the largest banking institutions in the United States of America. JPMorgan Chase & Co.’s principal bank subsidiaries are JPMorgan Chase Bank, National Association (“JPMorgan Chase Bank, N.A.”), a national banking association with U.S. branches in 23 states, and Chase Bank USA, National Association (“Chase Bank USA, N.A.”), a national bank that is JPMorgan Chase & Co.'s credit card-issuing bank. Information filed with the SEC by JPMorgan Chase & Co. under the Exchange Act can be located by reference to SEC file number 001-05805.

     According to its publicly available documents, MetLife, Inc. is a leading provider of individual insurance, employee benefits and financial services incorporated under Delaware law in 1999. MetLife, Inc. has operations throughout the United States and the Latin America, Europe, and Asia Pacific regions. Through its subsidiaries and affiliates, it offers life insurance, annuities, auto and home insurance, retail banking and other financial services to individuals, as well as group insurance and retirement and savings products and services to corporations and other institutions. Information filed with the SEC by MetLife, Inc. under the Exchange Act can be located by reference to SEC file number 001-15787.

     According to its publicly available documents, Research In Motion Limited is a leading designer, manufacturer and marketer of innovative wireless solutions for the worldwide mobile communications market. Through the development of integrated hardware, software and services that support multiple wireless network standards, Research In Motion Limited provides platforms and solutions for seamless access to time-sensitive information, including email, phone, SMS messaging, internet and intranet-based applications. Information provided to or filed with the SEC by Research In Motion Limited under the Exchange Act can be located by reference to SEC file number 000-29898.

     According to its publicly available documents, Schlumberger Limited is the world’s leading supplier of technology, integrated project management and information solutions to customers working in the oil and gas industry worldwide. As of November 20, 2009, the Schlumberger Limited employed approximately 77,000 people representing over 140 nationalities and operating in more than 80 countries. Schlumberger Limited has principal executive offices in Paris, Houston, and The Hague, and consists of two business segments –Oilfield Services and WesternGeco. Information filed with the SEC by Schlumberger Limited under the Exchange Act can be located by reference to SEC file number 001-04601.

Historical Data

     Each of the Underlying Stocks is listed on the Relevant Exchange under its respective symbol described above. The following table sets forth the high intra-day, low intra-day and quarter-end closing prices for each of the Underlying Stocks for the four calendar quarters in each of 2004, 2005, 2006, 2007, 2008, the first three quarters of 2009 and the period from October 1, 2009 to November 30, 2009. For each of the Underlying Stocks, the historical prices listed below were obtained from Bloomberg Financial Markets without independent verification. These historical prices should not be taken as an indication of future performance, and no assurance can be given that the price of either of the Underlying Stocks will not decrease such that you would receive less than the principal amount of your securities at maturity.

     Any historical upward or downward trend in the price of any of the Underlying Stocks during any period shown below is not an indication that the price of that Underlying Stock is more or less likely to increase or decrease at any time during the term of the securities. You should not take the historical performance levels as an indication of future performance of any of the Underlying Stocks. We cannot assure you that the future performance of any of the Underlying Stocks will result in your receiving the principal amount of your securities on the maturity date. The actual performance of each of the Underlying Stocks over the life of the securities may bear little relation to the historical levels shown below.

Bank of America Corporation
				Quarter-End
Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Closing Price
1/1/2004	3/31/2004	41.50	38.81	40.49
4/1/2004	6/30/2004	42.83	38.52	42.31
7/1/2004	9/30/2004	44.99	41.77	43.33
10/1/2004	12/31/2004	47.47	42.94	46.99
1/1/2005	3/31/2005	47.20	43.43	44.10
4/1/2005	6/30/2005	47.42	43.47	45.61
7/1/2005	9/30/2005	46.05	41.14	42.10
10/1/2005	12/31/2005	47.25	41.38	46.15
1/1/2006	3/31/2006	47.20	42.98	45.54
4/1/2006	6/30/2006	50.50	45.26	48.10
7/1/2006	9/30/2006	54.00	47.59	53.57
10/1/2006	12/31/2006	55.08	51.32	53.39
1/1/2007	3/31/2007	54.21	48.36	51.02
4/1/2007	6/30/2007	52.20	48.55	48.89
7/1/2007	9/30/2007	52.77	46.52	50.27
10/1/2007	12/31/2007	52.95	40.61	41.26
1/1/2008	3/31/2008	45.08	33.25	37.91
4/1/2008	6/30/2008	41.37	23.65	23.87
7/1/2008	9/30/2008	38.85	18.44	35.00
10/1/2008	12/31/2008	38.50	10.01	14.08
1/1/2009	3/31/2009	14.81	2.53	6.82
4/1/2009	6/30/2009	15.06	6.45	13.20
7/1/2009	9/30/2009	18.25	11.27	16.92
10/1/2009	11/30/2009	18.64	14.12	15.85

JPMorgan Chase & Co.
				Quarter-End
Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Closing Price
1/1/2004	3/31/2004	43.84	36.31	41.95
4/1/2004	6/30/2004	42.56	34.62	38.77
7/1/2004	9/30/2004	40.25	35.50	39.73
10/1/2004	12/31/2004	40.45	36.35	39.01
1/1/2005	3/31/2005	39.65	34.35	34.60
4/1/2005	6/30/2005	36.49	33.36	35.32
7/1/2005	9/30/2005	35.95	33.32	33.93
10/1/2005	12/31/2005	40.56	32.98	39.69
1/1/2006	3/31/2006	42.42	37.88	41.64
4/1/2006	6/30/2006	46.80	39.34	42.00
7/1/2006	9/30/2006	47.49	40.40	46.96
10/1/2006	12/31/2006	49.00	45.51	48.30
1/1/2007	3/31/2007	51.95	45.91	48.38
4/1/2007	6/30/2007	53.25	47.70	48.45
7/1/2007	9/30/2007	50.48	42.18	45.82
10/1/2007	12/31/2007	48.02	40.15	43.65
1/1/2008	3/31/2008	49.28	36.02	42.95
4/1/2008	6/30/2008	49.75	33.96	34.31
7/1/2008	9/30/2008	48.35	29.25	46.70
10/1/2008	12/31/2008	50.50	19.69	31.53
1/1/2009	3/31/2009	31.64	14.96	26.58
4/1/2009	6/30/2009	38.94	25.32	34.11
7/1/2009	9/30/2009	46.50	31.59	43.82
10/1/2009	11/30/2009	47.47	40.53	42.49

MetLife, Inc.
				Quarter-End
Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Closing Price
1/1/2004	3/31/2004	35.98	32.30	35.68
4/1/2004	6/30/2004	36.70	32.60	35.85
7/1/2004	9/30/2004	38.91	33.65	38.65
10/1/2004	12/31/2004	41.27	32.99	40.51
1/1/2005	3/31/2005	41.80	38.29	39.10
4/1/2005	6/30/2005	45.83	37.29	44.94
7/1/2005	9/30/2005	50.25	44.97	49.83
10/1/2005	12/31/2005	52.57	46.40	49.00
1/1/2006	3/31/2006	52.07	48.14	48.37
4/1/2006	6/30/2006	53.48	48.00	51.21
7/1/2006	9/30/2006	57.80	49.33	56.68
10/1/2006	12/31/2006	59.86	56.08	59.01
1/1/2007	3/31/2007	66.25	58.74	63.15
4/1/2007	6/30/2007	69.35	62.80	64.48
7/1/2007	9/30/2007	70.27	58.49	69.73
10/1/2007	12/31/2007	71.23	59.73	61.62
1/1/2008	3/31/2008	62.53	52.46	60.26
4/1/2008	6/30/2008	63.6	52.61	52.77
7/1/2008	9/30/2008	65.45	43.75	56.00
10/1/2008	12/31/2008	53.49	15.73	34.86
1/1/2009	3/31/2009	37.38	11.37	22.77
4/1/2009	6/30/2009	35.52	21.27	30.01
7/1/2009	9/30/2009	41.45	26.03	38.07
10/1/2009	11/30/2009	38.75	32.16	34.19

Research In Motion Limited
				Quarter-End
Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Closing Price
1/1/2004	3/31/2004	16.94	11.02	15.55
4/1/2004	6/30/2004	23.08	14.17	22.81
7/1/2004	9/30/2004	25.81	17.42	25.45
10/1/2004	12/31/2004	34.52	24.06	27.47
1/1/2005	3/31/2005	27.88	20.09	25.47
4/1/2005	6/30/2005	28.18	20.63	24.58
7/1/2005	9/30/2005	27.50	22.38	22.80
10/1/2005	12/31/2005	23.14	17.00	22.00
1/1/2006	3/31/2006	30.18	20.97	28.29
4/1/2006	6/30/2006	29.37	20.34	23.26
7/1/2006	9/30/2006	34.83	20.71	34.22
10/1/2006	12/31/2006	47.55	32.92	42.59
1/1/2007	3/31/2007	49.02	39.92	45.50
4/1/2007	6/30/2007	66.86	42.93	66.66
7/1/2007	9/30/2007	100.98	61.55	98.55
10/1/2007	12/31/2007	137.00	95.02	113.40
1/1/2008	3/31/2008	118.35	80.20	112.23
4/1/2008	6/30/2008	148.11	113.01	116.90
7/1/2008	9/30/2008	135.00	60.11	68.30
10/1/2008	12/31/2008	68.23	35.10	40.58
1/1/2009	3/31/2009	60.41	35.05	43.07
4/1/2009	6/30/2009	86.00	42.76	71.05
7/1/2009	9/30/2009	88.07	63.36	67.55
10/1/2009	11/30/2009	70.56	54.31	57.89

Schlumberger Limited
				Quarter-End
Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Closing Price
1/1/2004	3/31/2004	33.38	26.27	31.93
4/1/2004	6/30/2004	32.35	27.38	31.76
7/1/2004	9/30/2004	33.93	29.33	33.66
10/1/2004	12/31/2004	34.94	30.51	33.48
1/1/2005	3/31/2005	39.16	31.58	35.24
4/1/2005	6/30/2005	39.23	32.31	37.97
7/1/2005	9/30/2005	43.90	37.43	42.19
10/1/2005	12/31/2005	51.49	38.66	48.58
1/1/2006	3/31/2006	65.87	49.20	63.29
4/1/2006	6/30/2006	73.87	54.12	65.11
7/1/2006	9/30/2006	68.54	54.24	62.03
10/1/2006	12/31/2006	69.30	56.85	63.16
1/1/2007	3/31/2007	71.17	56.31	69.10
4/1/2007	6/30/2007	89.20	68.25	84.94
7/1/2007	9/30/2007	108.47	81.30	105.00
10/1/2007	12/31/2007	113.86	87.42	98.37
1/1/2008	3/31/2008	102.71	72.3	87.00
4/1/2008	6/30/2008	110.11	85.75	107.43
7/1/2008	9/30/2008	111.91	73.53	78.09
10/1/2008	12/31/2008	78.00	37.24	42.33
1/1/2009	3/31/2009	49.25	35.05	40.62
4/1/2009	6/30/2009	63.78	39.13	54.11
7/1/2009	9/30/2009	63.00	48.13	59.60
10/1/2009	11/30/2009	71.10	56.00	63.89

Supplemental information regarding taxation in the United States

     The amount of the stated interest rate on the note that constitutes interest on the Deposit (as defined in the accompanying product supplement no. 2), and the amount that constitutes Put Premium (as defined in the accompanying product supplement no. 2) are set forth in the table below.

	Deposit	Put Premium
Securities linked to Bank of America Corporation	%	%
Securities linked to JPMorgan Chase & Co.	%	%
Securities linked to MetLife, Inc.	%	%
Securities linked to Research In Motion Limited	%	%
Securities linked to Schlumberger Limited	%	%

     In addition to potential alternative treatments under current tax law, it is also possible that the tax law may be changed by legislative or regulatory action, possibly with retroactive effect. However, it is not possible to predict whether or when such action will occur and the effect of such potential changes is uncertain.

     Please refer to “Taxation in the United States” beginning on page PS-29 of the accompanying product supplement no. 2.

Supplemental plan of distribution

     The securities are being purchased by Wells Fargo Securities, LLC (the agent) as principal, pursuant to terms agreements dated as of• between the agent and us. The agent has agreed to pay our out-of-pocket expenses in connection with the issuance of the securities.

     See “Supplemental plan of distribution” beginning on page PS-32 of the accompanying product supplement no. 2.